UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 FORM 8-K CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 16, 2007

Associated Banc-Corp
(Exact name of registrant as specified in its chapter)
Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Hansen Road, Green Bay, Wisconsin	54304
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	920-491-7000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2007, Associated Banc-Corp announced the appointment of Lisa B. Binder to the new position of president and chief operating officer. She will assume the position on January 29, 2007.  Associated Banc-Corp has previously filed on Form 8-K dated January 16, 2007, a copy of the company’s news release relating to the appointment which provided a description of Ms. Binder’s prior business experience. The press release is incorporated by reference. Ms. Binder is age 49.

Ms. Binder’s annual salary will be $550,000. She will participate in the Performance Incentive Plan with a target bonus of 100% of annual salary.  Actual bonus payments are determined by corporate and individual performance, and approved by the Board of Directors.  The first–year bonus payment will be guaranteed at $550,000, payable in the first quarter of 2008.  Additionally, Ms. Binder will receive a $100,000 sign-on bonus payable within the first month of employment.  She will also be eligible to participate in the company’s Long-Term Incentive Stock Plan, which currently considers distributions of awards annually, typically in January.  Upon joining the company, she will be granted options for 50,000 shares which vest over a three-year period, with a grant price of the closing price of the stock determined on the date she begins her employment.  She will also receive a first year grant of 15,000 restricted stock shares which vest over a three-year period.  Within a five-year timeframe, the Board will require her to obtain stock ownership of four-times her base salary.

Ms. Binder will also become a participant in the Long-Term Incentive Compensation Plan that currently applies to two performance periods of 2005 - 2007 and 2006 - 2008.  The payment for target performance in each period is based upon 180% of her salary at the time of hire, pro-rated for the number of months employed for each performance period.

She will also participate in the company’s Change-in-Control Plan with separation benefits based upon two and a half years of base salary and target bonus as outlined in the plan document.

Each of the plans which Ms. Binder is participating in are described more fully in the company’s 2006 annual proxy statement.

The company will assist in the sale of Ms. Binder’s primary home, a second home, and in her relocation. The company will ensure the sale amount of the two properties.  Amounts required to be paid shall be determined following the actual sale of the properties. The company will cover the cost of temporary housing and travel during a six-month transition timeframe.  Relocation costs, realtor expenses, and a $10,000 house-hunting allowance will be provided.

Ms. Binder will be eligible to participate in the company’s other employee benefit programs that include life, long-term disability, medical, dental and vision insurance; executive physical program, retirement, supplemental executive retirement plan, 401(k) savings plan, and deferred compensation plan.  She will be eligible for an executive level automobile expense reimbursement under the automobile reimbursement program.  She will also receive reimbursement for the amount of the initiation fees and annual dues for an approved club membership, paid in the form of a taxable bonus.

Ms. Binder has no relationships or related party transactions with the company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)

Date: January 19, 2007	By: /s/ Brian R. Bodager
Brian R. Bodager
Chief Administrative Officer,
General Counsel & Corporate Secretary